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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             R&B FALCON CORPORATION

         The undersigned, Eric B. Brown, certifies that he is the Vice President, of R&B Falcon Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                  1.       The name of the Corporation is R&B Falcon
                           Corporation.

                  2. The name of the Corporation under which it was originally incorporated was "R&B&F Corporation."

                  3. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 7, 1997.

                  4. The Amended and Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  5. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

         FIRST: The name of the corporation is R&B Falcon Corporation (hereinafter, the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code ("GCL").

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,250,000 shares which shall be divided into (a) 1,200,000 shares of common stock having a par value of $.01 per share (the "Common Stock")


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and (b) 50,000 shares of preferred stock having a par value of $.01 per share
(the "Preferred Stock").

         A description of the different classes of capital stock of the Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of capital stock are as follows:

A. Subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, shares of the Preferred Stock may be issued by the Board of Directors of the Corporation with such voting powers, full or limited and without voting powers, and in such classes and series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation, which resolutions shall be set forth in a Certificate of Designation which shall be filed with the Secretary of State of the State of Delaware pursuant to the GCL.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
         (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series, (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.


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B.       A holder of shares of Common Stock of the Corporation shall be entitled to one vote for each and every share of Common Stock standing in his name at any and all meetings of stockholders of the Corporation.

C. There shall be set forth on the face or back of each certificate for shares of capital stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         FIFTH: The number of directors of the Corporation shall be as from time to time specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot unless the bylaws so provide.

         SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article shall not adversely affect any limitation on the liability of a director existing at the time of such repeal or modification.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on


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all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         6. This restatement of the Certificate of Incorporation of R&B Falcon Corporation was adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, R&B Falcon Corporation has caused this Amended and
Restated Certificate to be signed Eric B. Brown, its Vice President, this 26th day of December, 2001.

                                       R&B FALCON CORPORATION


                                       By: /s/ ERIC B. BROWN
                                          -------------------------------------
                                       Name: Eric B. Brown
                                       Title: Vice President


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